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                                                                    EXHIBIT 99.3


                  REVOCABLE PROXY OF CENTENNIAL HOLDINGS, LTD.

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                         SPECIAL MEETING OF SHAREHOLDERS
                                FEBRUARY 18, 1998
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        The undersigned hereby appoints ___________and ____________, and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, $.01 par value, of Centennial Holdings, Ltd. held of record by the undersigned on December 31, 1997, at the Special Meeting of Shareholders to be held at The Olympia Country Club, 3636 Country Club Drive N.W., Olympia, Washington on Wednesday, February 18, 1998, at 2:00 p.m., local time, and at any and all adjournments of such Meeting, as follows:

1.      A proposal to approve the merger among West Coast      FOR      AGAINST      ABSTAIN
        Bancorp and Centennial Holdings, Ltd. pursuant to      [  ]       [  ]         [ ]
        the Plan and Agreement of Merger dated as of
        October 30, 1997

2. Whatever other business may properly be brought before the Special Meeting or any adjournment

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of Centennial Holdings, Ltd. at the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from Centennial Holdings, Ltd. prior to the execution of this proxy of Notice of the Meeting and the Prospectus/Proxy Statement dated January __1998.

Dated:  _____________________, 1998


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                          PRINT NAME OF SHAREHOLDER(S)
                      (As it appears on Stock Certificate)




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SIGNATURE OF SHAREHOLDER                           SIGNATURE OF SHAREHOLDER


No. of Shares Owned:


                                    * * * *


        Please sign exactly as your name appears on this proxy card and complete the number of shares owned. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.




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   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED,
                           POSTAGE-PREPAID ENVELOPE.
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